UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CLIMB GLOBAL SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CLIMB GLOBAL SOLUTIONS, INC.

4 Industrial Way West, 3rd Floor

Eatontown, New Jersey 07724

MESSAGE FROM THE BOARD OF DIRECTORS

Dear Climb Global Solutions Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Meeting”) of Climb Global Solutions, Inc., a Delaware corporation (“Climb” or the “Company”), which is scheduled to be held on June 13, 2024 at 10:00 a.m., Eastern Time, and any postponements or adjournments thereof. This year’s Meeting will be a virtual meeting of stockholders, conducted via live audio webcast. You will be able to attend the Meeting and vote by submitting questions during the Meeting via live audio webcast: www.virtualshareholdermeeting.com/CLMB2024.

Board Governance & Oversight

I am very pleased to share that in 2023 our Company had record adjusted gross billings, adjusted earnings per share and adjusted EBITDA. These results are attributable, among other things, to the hard work and diligence of many committed individuals.

Our Company continues to be led by Dale Foster, Chief Executive Officer (CEO), and our capable management team. The results achieved over the past few years reflect a concerted effort by our team to drive revenue growth with corresponding operating efficiencies across the enterprise. Our team has executed four acquisitions over the past four years, spearheading our move into Western Europe. More work is needed to maximize the expected synergies from these, particularly as we prepare to deploy a new Enterprise Resource Planning (ERP) system in the later part of this year. Our board remains confident as it works with our team to evaluate and consider potential acquisitions that will be accretive and generate incremental stockholder value.

The board has evolved into a well-diversified group of directors who possess considerable experience in and outside of the industry. Our board includes active and formerly seated public and private company executives who bring strategic and operational expertise to the boardroom. We provide unique perspectives that benefit and support our management team as the Company matures and executes its aspirational strategic plan. As a result of our board members’ high level of engagement, we have developed a strong culture of openness, accountability, inclusion, and rigorous and respectful debate.

Our board remains focused on providing careful oversight of the ongoing business, particularly as we make acquisitions in jurisdictions that are new to the Company and our management team. I was elected to the role of chair when I joined the board six years ago, subsequently implementing a multi-year board refreshment. The economic value creation realized during that period has been enormous, achieving a 5x increase in our stock price, and more recently, over 40% total return, as measured by stock price appreciation plus dividend payments, since our last annual meeting on June 13th, 2023.

While freeing up balance sheet capital and making acquisitions is one aspect of our strategy, driving organic revenue growth from our legacy business continues to be our primary focus. We strive to be a more meaningful player in the highly concentrated wholesale software distribution space as we garner greater market share in each of the targeted verticals we have identified. Our board is attuned to the competitive landscape, as three of our six independent directors come directly from within the industry.

To date we have kept our dividend at $0.68 per share annually, paid on a quarterly basis. For over six years the Company has had excess balance sheet cash, generated substantial cash-flow, and carried virtually no debt. We believe we’ve been prudent by electing to invest in growth opportunities while also returning a portion of our net income to stockholders.

Conclusion

Through a disciplined combination of organic and acquisitive revenue growth we have achieved significant financial milestones. We remain vigilant in our efforts to create value for our stockholders while also ensuring our stakeholders enjoy the benefits of our success – this includes employees, vendors, customers, and the communities in which we work and serve. By increasing the economic value of our business, as evidenced through our stock price appreciation over time, we have created security for many of the people, companies and communities that have supported us over the years.

We see continued opportunity to create value through the prudent and disciplined execution of our long-term strategic plan. Our management team is working diligently to grow and improve the business. Our board’s goal is to provide ongoing governance and oversight of your business and ensure we execute our strategic plan to achieve our lofty ambitions while maximizing value for all stockholders.

Your Chair,

Jeffrey R. Geygan

The accompanying Notice of Annual Meeting of Stockholders and proxy statement are first being made available to stockholders beginning April 29, 2024.

CLIMB GLOBAL SOLUTIONS, INC.

4 Industrial Way West, 3rd Floor

Eatontown, New Jersey 07724

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 13, 2024

Dear Stockholders:

Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “Meeting”) of Climb Global Solutions, Inc., a Delaware corporation (the “Company”), is scheduled to be held on June 13, 2024 at 10:00 a.m., Eastern Daylight Time, via live audio webcast, for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To vote upon the election of seven directors to the Company’s Board of Directors (the “Board”), each to serve until the 2025 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified (Proposal 1);

2.	To vote upon a non-binding, advisory resolution to approve the executive compensation of the Company’s named executive officers, as described in the accompanying proxy statement (Proposal 2);

3.	To vote upon the ratification of the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 3); and

4.	To transact such other business as may properly come before the Meeting and any postponement or adjournment thereof.

The Board recommends a vote “FOR” the election of each of the Company’s seven nominees for directors named in the accompanying proxy statement and a vote “FOR” each of Proposal 2 and 3.

You will be able to attend the Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/CLMB2024. In order to participate in the Meeting (and to be considered present in person), you must enter the 16-digit voting control number found on your proxy card, voting instruction form or notice that you received previously. If you do not have your control number, you may elect to participate in the Meeting as a “Guest”, but you will not have access to vote your shares or ask questions during the virtual Meeting. You will not be able to physically attend the Meeting.

The close of business on April 15, 2024, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any postponement or adjournment thereof. A list of these stockholders will be open for examination by any stockholder electronically during the Meeting at www.virtualshareholdermeeting.com/CLMB2024 when you enter your control number. The Meeting may be adjourned from time to time. At any adjourned meeting, action with respect to matters specified in this notice may be taken without further notice to stockholders, unless required by law or the Company’s Amended and Restated Bylaws (the “Bylaws”).

Whether or not you expect to attend the Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods by (i) accessing the Internet site described on your proxy card or voting instruction form provided to you, (ii) calling the toll-free number in your proxy card or voting instruction form provided to you, or (iii) completing, signing, dating and returning the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States, or voting instruction form provided to you. If your shares are held in street name, you will receive a voting instruction form from the holder of record. Regardless of the number of shares of common stock of the Company that you own, your vote is important. Thank you for your continued support, interest, and investment in the Company.

By Order of the Board of Directors,

/s/ Jeffrey R. Geygan
Chairman

April 29, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON JUNE 13, 2024.

The accompanying proxy statement, the accompanying proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available free of charge at www.proxyvote.com. Information on this website, other than this proxy statement, is not a part of this proxy statement.

********************

The accompanying proxy statement provides a detailed description of the business to be conducted at the Meeting. We urge you to read the accompanying proxy statement carefully and in its entirety.

CLIMB GLOBAL SOLUTIONS, INC.

4 Industrial Way West, 3rd Floor

Eatontown, New Jersey 07724

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Climb Global Solutions, Inc., a Delaware corporation (the “Company”), of proxies to be voted at the Annual Meeting of Stockholders (the “Meeting”) to be held on June 13, 2024 at 10:00 a.m., Eastern Daylight Time, and at any postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. You will be able to attend the Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/CLMB2024. In order to participate in the Meeting, you must enter the 16-digit voting control number found on your proxy card, voting instruction form or notice that you received previously. If you do not have your control number, you may elect to participate in the Meeting as a “Guest”, but you will not have access to vote your shares or ask questions during the virtual Meeting.

The approximate date on which this proxy statement and the accompanying proxy card is first being made available to the Company’s stockholders is April 29, 2024.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Why am I receiving this proxy statement?

The Board is soliciting your proxy vote for the Meeting because you owned shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on April 15, 2024 (the “Record Date”) for the Meeting, and therefore, are entitled to vote at the Meeting on the following proposals:

●	Proposal 1: The election of the seven directors to serve on the Board, each until the 2025 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;

●	Proposal 2: The approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers, as described in this proxy statement;

●	Proposal 3: The ratification of the appointment of Deloitte & Touche, LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

●	Stockholders may also consider and take action upon such other matters as may properly come before the Meeting and any postponement or adjournment thereof.

THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

When and where will the Meeting be held?

The Meeting is scheduled to be held on June 13, 2024, at 10:00 a.m., Eastern Daylight Time. The Meeting will be held exclusively online via live webcast. We are continuing with a virtual format for our Meeting by leveraging the latest technology to provide expanded access, while remaining committed to ensuring that our stockholders will be afforded the same rights and opportunities participating in the virtual meeting as they would at an in-person meeting. The virtual format allows stockholders to participate in more public company annual meetings from any location around the world, at no cost to them. While you will not be able to attend the Meeting at a physical location, as a Climb stockholder, you will be able to attend the Meeting online, vote your shares electronically and submit questions during the Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/CLMB2024. You must enter the 16-digit voting control number found on your proxy card, voting instruction form or notice that you received previously. If you do not have your control number, you may elect to participate in the Meeting as a “Guest”, but you will not have access to vote your shares or ask questions during the virtual Meeting.

Who is soliciting my vote?

The Board, on behalf of the Company, is soliciting your proxy to vote your shares of Common Stock on all matters scheduled to come before the Meeting, and at any adjournment or postponement of the Meeting, whether or not you attend the Meeting. By completing, signing, dating, and returning the proxy card or voting instruction form, or by submitting your proxy and voting instructions over the Internet or by telephone, you are authorizing the persons named as proxies to vote your shares of Common Stock at the Meeting as you have instructed.

You may also be solicited by press releases issued by us, postings on our corporate website or other websites or otherwise. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement. In addition, none of the information on the other websites, if any, listed in this proxy statement is part of this proxy statement. Such website addresses are intended to be inactive textual references only.

What are the Board’s recommendations?

Our Board recommends that you vote by proxy with respect to the proposals as follows:

●	“FOR” the election of Messrs. Bryant, Foster, Geygan, McCarthy and Scorziello and Mses. Boren and Gold to serve on the Board, each until the 2025 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;

●	“FOR” the non-binding advisory resolution to approve the compensation of the Company’s named executive officers, as described in this proxy statement; and

●	“FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Who is entitled to vote at the Meeting?

The Board has set the close of business on April 15, 2024 as the Record Date for the Meeting. You are entitled to notice and to vote if you were a stockholder of record of Common Stock, as of the close of business on the Record Date. You are entitled to one vote on each proposal for each share of Common Stock you held as of the Record Date. Your shares of Common Stock may be voted at the Meeting only if you are present in person or your shares are represented by a valid proxy. At the close of business on the Record Date, there were 4,603,295 shares of our Common Stock issued, outstanding and entitled to vote at the Meeting.

What is the difference between a stockholder of “record” and a “street name” holder?

If your shares of Common Stock are registered directly in your name, you are considered the stockholder of record with respect to such shares. The Company sent the proxy materials directly to you. The proxy card accompanying this proxy statement will provide information regarding internet and telephone voting for record holders.

If your shares of Common Stock are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to such shares. You are considered to be the beneficial owner of such shares and such shares are said to be held in “street name,” and the proxy materials are being forwarded to you by that organization. Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares. If you hold your shares in “street name,” please instruct your bank, broker, trust or other nominee how to vote your shares using the voting instruction form provided by your bank, broker, trust or other nominee so that your vote can be counted. The voting instruction form provided by your bank, broker or other nominee may also include information about how to submit your voting instructions over the Internet or by telephone, if such options are available.

What constitutes a quorum?

Our Bylaws provide that the presence in person or by proxy of holders of a majority of the voting power of the outstanding capital stock of the Company entitled to vote at the Meeting constitutes a quorum, which is required to hold and conduct business at the Meeting. Shares are counted as present at the Meeting if:

●	you are present in person at the Meeting; or

●	your shares are represented by a properly authorized and submitted proxy (submitted over the Internet, by telephone or by mail).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if you provide voting instructions to your broker, bank, trust or other nominee and such broker, bank, trust or other nominee submits a proxy covering your shares. Broker non-votes (as described below) also count toward the quorum requirement. In the absence of a quorum or for any other reason, the Meeting may be adjourned, from time to time, by the chairman of the meeting or the Chair of our Board (“Board Chair”). In the absence of a quorum, the Meeting may be adjourned, from time to time, by a majority vote of the stockholders present in person or represented by proxy and entitled to vote. If the adjournment is not for more than thirty days, the adjourned Meeting may be held without any notice other than an announcement at the Meeting.

How do I attend and vote at the Meeting?

You will be able to attend the Meeting and vote and submit questions during the Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/CLMB2024. In order to be considered present at the Meeting and vote your shares, you must enter the 16-digit voting control number found on your proxy card, voting instruction form or notice that you received previously. If you do not have your control number, you may elect to participate in the Meeting as a “Guest”, but you will not have access to vote your shares or ask questions during the virtual Meeting.

Online access to the audio webcast will open approximately 15 minutes prior to the start of the Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the Meeting prior to the start time. If you encounter any difficulties accessing or hearing the Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Meeting log-in page.

How do I submit a question at the Meeting?

As part of the Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the Meeting that are pertinent to the Company and the Meeting matters.

Stockholders may submit questions during the Meeting using the “Ask a Question” field on the virtual Meeting website. You will need to log in to www.virtualshareholdermeeting.com/CLMB2024 with your 16-digit control number found on your proxy card, voting instruction form or notice that you received previously to submit a question.

Only stockholders that have accessed the Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How do I attend and vote at the Meeting?” will be permitted to submit questions during the Meeting. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

●	irrelevant to the business of the Company or to the business of the Meeting;

●	related to material non-public information of the Company, including the status or results of our business since our last Annual Report on Form 10-K;

●	related to any pending, threatened or ongoing litigation;

●	related to personal grievances;

●	derogatory references to individuals or that are otherwise in bad taste;

●	substantially repetitious of questions already made at the Meeting;

●	furtherance of only the certain stockholder’s personal or business interests; or

●	out of order or not otherwise suitable for the conduct of the Meeting as determined by the chairman of the meeting or Secretary in their reasonable judgment.

How do I vote my shares without attending the Meeting?

The process for voting your shares depends on how your Common Stock is held. Generally, you may hold Common Stock in your name as a “stockholder of record” or in an account with a broker, bank, trust or other nominee (i.e., in “street name”). If your shares are registered in your name, you may vote your shares in person at the Meeting or by proxy whether or not you attend the Meeting. You may vote using any of the following methods:

●	By Internet — Stockholders of record may submit proxies over the Internet at www.virtualshareholdermeeting.com/CLMB2024, as described in the Internet voting instructions on the proxy card. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks, trusts or nominees. Please check the voting instruction form for Internet voting availability.

●	By Telephone — Stockholders of record may submit proxies by telephone by calling (866) 414-9273 if in the United States or Canada, as described in the telephone voting instructions on their proxy cards. Most stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks, trusts or nominees. Please check the voting instruction form for telephone voting availability.

●	By Mail — Stockholders of record may submit proxies by completing, signing and dating the proxy cards and mailing them in the accompanying pre-addressed envelopes. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks, trusts or other nominees and mailing them in the accompanying pre-addressed envelopes.

Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions by Internet, telephone or mail so that your vote will be counted if you later decide not to attend the Meeting. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on June 12, 2024. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

How can I change my vote or revoke my proxy?

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Meeting. Stockholders of record may revoke a proxy prior to the Meeting by (i) delivering a written notice of revocation that is dated later than the date of your proxy to the attention of the Corporate Secretary at our offices at 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724, (ii) signing and delivering a later-dated proxy over the Internet, by telephone or by mail, that we receive no later than 11:59 p.m. Eastern Daylight Time on June 12, 2024 or (iii) attending and voting at the Meeting. Attendance at the Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust, or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust, or other nominee.

How will my shares be voted?

Stockholders of record as of the close of business on the Record Date, are entitled to one vote for each share of Common Stock held on each matter to be voted upon at the Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Meeting, and not revoked or superseded, will be voted at the Meeting in accordance with the instructions indicated on those proxies. If you return a validly executed proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” the election of the seven Board nominees (Proposal 1); “FOR” the non-binding, advisory resolution approving the compensation of the Company’s named executive officers (Proposal 2); and “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 3). Validly executed proxy cards will be voted in the discretion of the proxy holders with respect to any other matters that may properly come before the Meeting.

What is discretionary voting? What is a broker non-vote?

A broker non-vote occurs when the broker is unable to vote on a proposal because the proposal is not routine and the stockholder who owns the shares in “street name” has not provided any voting instructions to the broker on that matter. The New York Stock Exchange (“NYSE”) rules determine whether proposals are routine or not routine. If a proposal is routine, a broker holding shares for an owner in street name may vote on the proposal without voting instructions. Proposal 1 and Proposal 2 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal 3 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal. If your shares are held in street name, please follow the voting instructions that you receive from that institution. The institution will not be able to vote your shares on any of the proposals except the ratification of the appointment of Deloitte unless you have provided voting instructions. Broker non-votes are not treated as entitled to vote for all other matters proposed for a vote at the meeting, so they will have no effect on those matters.

What is the effect of abstentions and broker non-votes on voting?

Abstentions and broker non-votes will be counted as present at the Meeting for the purpose of determining a quorum. Because the election of each director nominee will require a plurality of the shares of Common Stock present in person or represented by proxy entitled to vote at the Meeting, “withhold” votes have no effect on the outcome of Proposal 1. Abstentions may not be specified with respect to Proposal 1. To approve the advisory vote on the compensation of the Company’s named executive officers and to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending 2024, if a quorum is present, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote is required for approval. As a result, abstention votes will have the same effect as a vote against such matters. Broker non-votes are not treated as entitled to vote on Proposals 1 and 2, so they will have no effect on those matters. Proposal 3 is considered a discretionary matter, and there will be no broker non-votes on this proposal.

Could other matters be decided at the Meeting?

We do not expect any other items of business will be presented for consideration at the Meeting other than those described in this proxy statement. However, by completing, signing, dating, and returning the proxy card or submitting your proxy or voting instructions over the Internet or by telephone, you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the Meeting.

Who will count the votes?

All votes will be tabulated as required by Delaware law, the state of our incorporation, by the inspector of election appointed for the Meeting in accordance with our Bylaws, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

When will the voting results be announced?

The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Meeting. If our final voting results are not available within four business days after the Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

What vote is required with respect to the proposals?

Election of Directors. Pursuant to our Bylaws, the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is necessary for the election of directors under Proposal 1 at the Meeting. This means that the nominees receiving the highest number of “FOR” votes of the shares entitled to be voted in the election of directors will be elected. You may vote “FOR ALL” all Board nominees, “WITHHOLD ALL” your vote as to all Board nominees, or “FOR ALL EXCEPT” one or more specific nominees from whom you “WITHHOLD” your vote. There is no “against” option. Shares voting “WITHHOLD” are counted for purposes of determining a quorum. However, if you withhold authority to vote with respect to the election of any or all of the nominees, your shares will not be voted with respect to those nominees indicated and your shares will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting. Therefore, “WITHHOLD” votes will not affect the outcome of Proposal 1. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes will have no effect on the outcome of Proposal 1. Proxies may not be voted for more than the number of director nominees listed on the submitted proxy card and stockholders may not cumulate votes.

Non-binding Resolution to Approve Compensation for Named Executive Officers. The approval of a non-binding, advisory resolution approving the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 2, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the outcome of Proposal 2. While the vote on Proposal 2 is advisory and will not be binding on the Company or the Board, the Board will review the results of the voting on this proposal and take it into consideration when making future decisions regarding executive compensation as we have done in this and previous years.

Ratification of Auditors. The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 3, the abstention will have the same effect as an “AGAINST” vote. Proposal 3 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.

Who will pay for the solicitation of proxies?

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy card, the Notice of Annual Meeting of Stockholders, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Proxies may be solicited by telephone, facsimile, electronic mail or personal solicitation. Our directors, officers, and employees may also solicit proxies for no additional compensation.

Do I have appraisal or dissenters’ rights?

None of the applicable Delaware law, our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), nor our Bylaws, provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals set forth in this proxy statement. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with such proposals.

CORPORATE GOVERNANCE

Role of the Board of Directors

In accordance with the General Corporation Law of the State of Delaware and our Certificate of Incorporation and Bylaws, our business, property and affairs are managed under the direction of the Board. Although our non-employee directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board and committees of the Board.

Our Board believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity consistent with our fiduciary responsibilities. The following section provides an overview of the Company’s corporate governance structure, including key governance documents that guide the Board and management in the performance of their duties.

Corporate Governance Highlights

The Board and management regularly review best practices in corporate governance and are committed to a structure that fosters principled actions, informed and effective decision-making, and appropriate monitoring of compliance and performance. The Company’s current practices are highlighted below:

	Stockholders Rights		Structural Protections
✔	Annual Election of All Directors	✔	6 of 7 Director Nominees are Independent
✔	Annual Say-on-Pay Voting	✔	Executive Sessions without Management
✔	No Stockholder Rights Plan (Poison Pill)	✔	Board and Committee Risk Oversight
✔	Stockholder Right to Amend Bylaws	✔	Anti-Hedging and Anti-Pledging Policies
✔	Proxy Access	✔	43% New Directors since 2021
✔	Active Stockholder Engagement Efforts	✔	Fully Independent Board Committees
✔	Code of Business Conduct Ethics & Anti-Corruption, applicable to all directors, officers and employees	✔	Separate Risk & Security Committee to identify and monitor risk across all facets of the Company

The Company places significant importance on corporate governance and business ethics. The Board is composed of independent directors, other than the CEO, with diverse backgrounds who bring a wealth of knowledge and business experience to the Company.

The Company’s Board Diversity Matrix is located at www.climbglobalsolutions.com/investors/corporate-governance/board-diversity-matrix.

The Company is committed to fostering an effective risk management environment to serve the interests of the Company, its customers, and its stockholders. The Board has adopted the Code of Business Conduct Ethics & Anti-Corruption Policies to make clear its expectation for the conduct of our directors, officers and employees.

Board Leadership Structure

The Board believes it is appropriate and consistent with corporate governance best practices to separate the roles of Chief Executive Officer (“CEO”) and Board Chair as a result of the demands of and differences between each role. Jeff Geygan serves as the Board Chair. Dale Foster serves as our CEO and as a member of our Board. Our Board believes that this leadership structure provides the most efficient and effective leadership model for our Company by enhancing the ability of the Board Chair and CEO to provide clear insight and direction of business strategies and plans to both the Board and management. Separating the CEO and Board Chair roles allows us to efficiently develop and implement corporate strategy that is consistent with the Board's governance and oversight role, while facilitating strong day-to-day executive leadership.

The duties and responsibilities of our Board Chair include: (i) chairing Board meetings, including presiding over all executive sessions of the Board (without management present) at regularly scheduled Board meetings; (ii) consulting with the CEO on such other matters as are pertinent to the Board and the Company; (iii) working with management to determine the information and materials provided to Board members; (iv) creating Board meeting schedules, agenda and other information provided to the Board; (v) the authority to call meetings of the independent directors; (vi) serving as principal liaison between the independent directors and the CEO and between the independent directors and senior management; and (vii) being available for direct communication and consultation with stockholders upon request. Our CEO is responsible for setting the strategic direction for the Company, with guidance from the Board. The CEO is also responsible for the day-to-day leadership and performance of the Company, while the Board Chair provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board.

Another key component of our leadership structure is our strong governance practices designed to ensure that the Board effectively carries out its responsibility for the oversight of management. All of our directors, except Mr. Foster, are independent, and all Board committees are comprised entirely of independent directors. Our independent directors meet at each Board meeting in regularly scheduled executive sessions (not less than twice per year) and may schedule additional executive sessions as appropriate. Members of management do not attend these executive sessions. The Board has full access to the management team at all times. In addition, the Board or any committee thereof may retain, on such terms as determined by the Board or such committee, as applicable, in its sole discretion, independent legal, financial and other consultants and advisors to assist the Board or committee, as applicable, in discharging its oversight responsibilities.

Board Oversight of Risk Management

Our Board believes that overseeing how management manages the various risks we face is one of its most important responsibilities to the Company’s stakeholders. The Board believes that, in light of the interrelated nature of the Company’s risks, oversight of risk management is the responsibility of the full Board. In carrying out this critical duty, the Board meets regularly with key members of management holding primary responsibility for management of risk in their respective areas. The Risk and Security Committee assists the Board in its oversight responsibilities with regard to the Company’s risk management framework and management’s identification, assessment and management of the Company’s key strategic, cyber security, enterprise and other risks, as further described in Item 1C. Cybersecurity in the Company’s Form 10-K. Additionally, the Audit Committee has certain oversight functions, including discussing with management the Company’s major financial risk exposures and steps that management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Meetings of the Board of Directors

The Board met nine times in 2023. Each of the directors attended at least 75% of the aggregate of all meetings held by the Board and meetings of each committee of the Board on which such director served during 2023.

Communication with the Board of Directors; Director Attendance at Annual Meetings

Stockholders may communicate with a member or members of the Board by addressing their correspondence to the Board member or members c/o the Corporate Secretary, Climb Global Solutions, Inc., 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724. Our Corporate Secretary will review the correspondence and forward it to the chair of the appropriate committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, or illegal, does not reasonably relate to the Company or our business, or is similarly inappropriate. Our Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Recognizing that director attendance at our annual meetings can provide our stockholders with a valuable opportunity to communicate with Board members about issues affecting our Company, we encourage our directors to attend each annual meeting of stockholders. All of the directors then serving on the Board attended last year’s annual meeting of stockholders.

Director Independence

The Board has determined that the following directors are independent under the NASDAQ listing standards: Messrs. Bryant, Geygan, McCarthy and Scorziello and Mses. Boren and Gold.

Committees of the Board of Directors

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Risk and Security Committee (each, a “Committee” and collectively, the “Committees”).

Audit Committee. The Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee: (i) monitors the integrity of the Company’s financial statements, financial reporting process and internal controls regarding finance, accounting and legal compliance; monitors the independence and performance of our independent registered public accounting firm; (ii) provides an avenue of communication among the independent registered public accounting firm, management, and our outsourced internal auditors, and our Board; and (iii) monitors significant litigation and financial risk exposure. The current members of the Audit Committee are Messrs. Bryant (Chair) and Geygan and Ms. Boren each of whom is independent as defined by the NASDAQ listing standards and applicable SEC rules. The Board has determined that Mr. Bryant meets the criteria as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee met four times during 2023.

The Audit Committee operates under a written charter adopted by the Board. A copy of the charter is available on our website at https://www.climbglobalsolutions.com/investors/ in the Governance Documents section under the Governance tab.

Compensation Committee. The Compensation Committee charter provides that the Compensation Committee shall be comprised of no fewer than two members. Further, the Compensation Committee charter details the principal functions of the Compensation Committee, including: (i) reviewing and approving the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and based on such evaluation recommending the compensation of our Chief Executive Officer to the independent members of the Board for consideration; (ii) recommending the compensation of the other executive officers to the Board for consideration; (iii) reviewing and recommending to the Board (or, with respect to the CEO, the independent members of the Board) for approval the following as they affect the executive officers: employment and severance arrangements and change in control provisions affecting any elements of compensation and benefits;; (iv) making recommendations to the Board of Directors with respect to cash incentive compensation plans and equity-based plans and to perform such duties and responsibilities as may be assigned to the Committee under the terms of such plans; and (v) assisting management in complying with our proxy statement and annual report disclosure requirements. Under its charter, the Compensation Committee may retain independent consultants and advisors (such independence to be determined pursuant to Nasdaq Listing Rules) to advise the committee on compensation issues requiring outside expertise. The current members of the Compensation Committee are Messrs. McCarthy (Chair) and Geygan and Ms. Gold, each of whom is independent as defined by the NASDAQ listing standards. The Compensation Committee met four times during 2023.

The Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on our website at https://www.climbglobalsolutions.com/investors/ in the Governance Documents section under the Governance tab.

Nominating and Corporate Governance Committee. The Board has a Nominating and Corporate Governance Committee which identifies individuals qualified to become Board members and recommends to the Board director nominees for election at the next Annual Meeting of Stockholders. Currently, the members of the Nominating and Corporate Governance Committee are Ms. Boren (Chair) and Messrs. Bryant and Scorziello each of whom is independent as defined by the NASDAQ listing standards. The Nominating and Corporate Governance Committee met three times during 2023.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board. The Nominating and Corporate Governance Committee charter is available in the Governance Documents section under the Governance tab of our website at https://www.climbglobalsolutions.com/investors.

Risk and Security Committee. The Board has a Risk and Security Committee which assists the Board in its oversight responsibilities with regard to the Company's risk management framework and management’s identification, assessment and management of the Company’s key strategic, enterprise and other risks, including overseeing (i) the Company’s key strategic, enterprise and security risks, including, but not limited to, workplace and cybersecurity safety, (ii) privacy risk, including potential impact to the Company’s employees, customers and other stakeholders, (iii) management’s implementation of risk policies and procedures, and (iv) the Company’s risk culture, i.e., the tone and culture within the Company regarding risk and the integration of risk management into the Company’s behaviors, decision making and processes. Currently, the members of the Risk and Security Committee are Ms. Gold (Chair) and Messrs. McCarthy and Scorziello, each of whom is independent as defined by the NASDAQ listing standards. The Risk and Security Committee met three times during 2023.

The Risk and Security Committee operates under a written charter adopted by the Board. The Risk and Security Committee charter is available in the Governance Documents section under the Governance tab of our website at http://www.climbglobalsolutions.com/.

Director Nominations

Nominees may be recommended by directors, members of management, or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers, in addition to the requirements described below and set out in its charter, quality of experience, our needs and the range of knowledge, experience and diversity represented on the Board. Each director candidate will be evaluated by the Nominating and Corporate Governance Committee based on the same criteria and in the same manner, regardless of whether the candidate was recommended by a Company stockholder or by others. The Nominating and Corporate Governance Committee will conduct the appropriate and necessary inquiries with respect to the backgrounds and qualifications of all director nominees. The Nominating and Corporate Governance Committee will also review the independence of each candidate and other qualifications of all director candidates, as well as consider questions of possible conflicts of interest between director nominees and our Company.

After the Nominating and Corporate Governance Committee has completed its review of a nominee’s qualifications and conducted the appropriate inquiries, the Nominating and Corporate Governance Committee will make a determination whether to recommend the nominee for approval by the Board. If the Nominating and Corporate Governance Committee decides to recommend the director nominee for approval by the Board and such recommendation is accepted by the Board, our proxy solicitation will include the director nominee.

In addition to the candidates nominated by the Board pursuant to the recommendations of the Nominating and Corporate Governance Committee in the manner set forth above, the Nominating and Corporate Governance Committee will consider recommendations for nominations submitted by our stockholders. Stockholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to: Corporate Secretary, Climb Global Solutions, Inc., 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724.

In its assessment of each potential candidate, the Nominating and Corporate Governance Committee will review the nominee’s professional ethics, integrity and values, skills, judgment, experience, independence, commitment to representing the long-term interests of the stockholders, understanding of our Company’s or other related industries and such other factors as the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Corporate Governance Committee seeks to identify candidates representing diverse thought and experience at policy-making levels in business, management, marketing, finance, human resources, communications, risk and compliance and in other areas that are relevant to our activities. The Nominating and Corporate Governance Committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to our Company. After full consideration, the stockholder proponent will be notified of the decision of the Nominating and Corporate Governance Committee.

Director Compensation and Arrangements

The following table sets forth information regarding the compensation earned by or awarded to each director, who is not a named executive officer who served on the Board, for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($) (1)	Total ($)
Jeff Geygan	100,000	100,000	200,000
John McCarthy	75,000	100,000	175,000
Andy Bryant	85,000	100,000	185,000
Gerri Gold	80,000	100,000	180,000
Greg Scorziello	60,000	100,000	160,000
Kimberly Boren	75,000	158,160	233,160

(1)	The amount included in “Stock Awards” is the aggregate grant date fair value associated with stock awards granted to our outside directors in 2023, computed in accordance with FASB ASC Topic 718. The stock awards vested in full on the date of grant. See Note 9, “Stockholder’s Equity and Stock Based Compensation” to the Company’s consolidated financial statements set forth in its Annual Report on Form 10-K for the assumptions made in determining stock award values.

During 2023, each outside director (i.e., non-employee) received $15,000 per quarter for serving on the Board, as well as reimbursement for reasonable expenses incurred in connection with services as a director. Additionally, the Board Chair receives an annual fee of $40,000, the Chair of the Audit Committee receives an annual fee of $25,000, the Chair of the Risk and Security Committee receives an annual fee of $20,000, and the Chair of the Nominating and Corporate Governance Committee and the Chair of the Compensation Committee each receives an annual fee of $15,000. In addition, on August 18, 2023 each of Messrs. Bryant, Geygan, McCarthy, Scorziello and Mses. Boren and Gold received a grant of 2,543 shares of restricted stock, which vest at the earlier of: (i) the Meeting or (ii) one year from the date of grant. Additionally, on August 18, 2023, Ms. Boren received a grant of 1,479 shares of restricted stock, all of which vested in full on the date of grant, which represented her pro rata grant for the period from her first day of service through the 2023 Meeting.

Short-Selling, Hedging and Pledging Prohibitions

We do not permit our directors, executive officers or employees, or any of their designees, to speculate in the Common Stock of Climb Global Solutions, Inc., which includes, without limitation, “short-selling” and/or buying publicly traded options. We also do not permit our directors, executives or employees, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities (i) granted to the employee or director by the Company as part of his or her compensation or (ii) held, directly or indirectly, by the employee or director.

Code of Ethics and Business Conduct

The full text of the Code of Ethics and Business Conduct, which applies to all employees, officers, and directors of the Company, including our Chief Executive Officer and Chief Financial Officer is available in the Governance Documents section under the Governance tab of our website at http://www.climbglobalsolutions.com/. The Company will disclose any amendment to, or waiver from, a provision of the Code of Ethics and Business Conduct that applies to our Chief Executive Officer and Chief Financial Officer on our investor relations website.

Family Relationships

There are no family relationships among any of the executive officers and directors of the Company.

Clawback Policy

The Company maintains a clawback policy in compliance with SEC rules and NASDAQ listing standards (the “Clawback Policy”). Our Clawback Policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation (i.e., incentive compensation that is granted, earned or vested based in whole or in part on the attainment of one or more financial reporting measures) that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation actually received over the amount that otherwise would have been received had it been determined based on the restated financial measure.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock as of April 15, 2023, by (i) each person who, to the knowledge of the Company, beneficially owns more than 5% of the outstanding Common Stock, (ii) each of the directors (including the nominees for director), (iii) the Company’s named executive officers listed in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. The beneficial ownership percentages set forth in the following table are based on 4,603,295 shares of Common Stock outstanding as of April 15, 2023.

Name	Number of Shares Beneficially Owned	Percent
Directors (including all nominees) and Named Executive Officers
Jeff Geygan (1)	167,266	3.6%
Dale Foster (2)	101,492	2.2%
Vito Legrottaglie (3)	55,128	1.2%
Charles Bass (4)	36,797	*
Andrew Clark (5)	33,006	*
John McCarthy (6)	16,753	*
Andy Bryant (7)	12,030	*
Gerri Gold (8)	7,748	*
Greg Scorziello (9)	5,767	*
Kimberly Boren (10)	4,022	*
All Directors (including all nominees) and executive officers as a group (10 persons) (11)	440,009	9.6%
Beneficial owners of more than 5% of Common Stock
BlackRock, Inc. (12)	300,543	6.5%
Survivor’s Trust u/a Eighth - E&M Shea Revocable Trust and Descendant’s Trust u/a Tenth - E&M Shea Revocable Trust (13)	292,191	6.3%

*	Less than one percent

To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares beneficially owned, which are set forth opposite such person’s name. Unless otherwise noted below, the information as to beneficial ownership is based upon statements furnished to the Company by the beneficial owners. For purposes of computing the percentage of outstanding shares held by each person named above, pursuant to the rules of the SEC, any security that such person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but such security is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

The address for each director and executive officer of the Company is c/o Climb Global Solutions, Inc., 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724.

(1)	Mr. Geygan is a member of our Board and our Board Chair. Mr. Geygan owns a total of 23,778 shares of Common Stock, individually. The remaining 143,488 shares are held by Global Value Investment Corp. (“GVIC”). Mr. Geygan is the Chief Executive Officer and President of GVIC and may exercise voting and dispositive power over and may be deemed to have a beneficial interest in such shares held by GVIC. Mr. Geygan disclaims beneficial ownership of such shares held by GVIC. The address of GVIC is 1433 North Water Street, Suite 400, Milwaukee, WI 53202.

(2)	Includes 33,497 shares of unvested Restricted Stock. Mr. Foster is a member of our Board and our Chief Executive Officer.

(3)	Includes 9,735 shares of unvested Restricted Stock. Mr. Legrottaglie is our Vice President and Chief Information Officer.

(4)	Includes 17,339 shares of unvested Restricted Stock. Mr. Bass is our Vice President and Chief Marketing Officer.

(5)	Includes 23,384 shares of unvested Restricted Stock. Mr. Clark is our Vice President and Chief Financial Officer.

(6)	Mr. McCarthy is a member of our Board.

(7)	Mr. Bryant is a member of our Board.

(8)	Ms. Gold is a member of our Board.

(9)	Mr. Scorziello is a member of our Board.

(10)	Ms. Boren is a member of our Board.

(11)	Includes 83,955 shares of unvested Restricted Stock.

(12)	Based solely on information provided by BlackRock, Inc. in a Schedule 13G/A, filed with the SEC on January 29, 2024. The address for BlackRock, Inc. is 50 Hudson Yard, New York, New York 10001.

(13)	Based on information provided in the most recent proxy questionnaire completed by John C. Morrissey, the trustee for E&M Shea Revocable Trusts. The Survivors u/a Eighth - E&M Shea Revocable Trust holds 146,096 shares with the balance of the shares held in the Descendant’s Trust u/a Tenth - E&M Shea Revocable Trust. The address for the E&M Revocable Trusts is 655 Brea Canyon Road, Walnut, California 91789.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following seven individuals for election to the Board at the Meeting. If elected, each director nominee will hold office until the 2025 Annual Meeting of Stockholders and until her or his successor is elected and qualified.

The accompanying proxy will be voted for the election as directors of the nominees listed below unless the proxy contains contrary instructions. There are no arrangements or understandings pursuant to which a Company nominee for election as director is proposed to be elected, other than with a director or officer acting solely in that capacity. Each of the Company’s nominees has consented to serve as a nominee, be named in this proxy statement and to serve as a director if elected, and management has no reason to believe that any of the Company’s nominees will not be a candidate or will be unable to serve as a director. However, in the event that any of the Company’s nominees should become unable or, for good cause, unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the directors.

Set forth below is certain information, as of April 15, 2024, with respect to each nominee:

Name	Age	Principal Occupation and Experience, Qualification, Attributes or Skills	Director Since
Jeff Geygan	62	Mr. Geygan has served as a director of the Company since February 2018, and as Board Chair since May 2018. Mr. Geygan has over 35 years investment management experience and currently serves as the Chief Executive Officer and President of GVIC, an investment research and advisory services firm, which he founded in 2007. Prior to founding GVIC, Mr. Geygan served as a Senior Portfolio Manager at UBS Financial Services, Inc. and Salomon Smith Barney, Inc.. Mr. Geygan is a director and Board Chair of Rocky Mountain Chocolate Factory, Inc. (NASDAQ: RMCF). Mr. Geygan has taught undergraduate and graduate-level courses at IE University in Madrid, Spain, the University of Wisconsin – Milwaukee Lubar School of Business, and the College of Charleston. He serves on the Advisory Board of the University of Wisconsin – Madison Department of Economics. Mr. Geygan received a Bachelor of Arts degree in Economics from the University of Wisconsin. The Board believes his qualifications to serve on the Board and as Board Chair include his years of experience in the finance industry, expertise in financial statement analysis, and public company governance and oversight experience.	February 2018

John McCarthy	60	Mr. McCarthy has served as a director of the Company since June 2019. Mr. McCarthy most recently served as President and Chief Executive Officer of Mainline Information Systems, a nationally recognized technology solution provider, from April 2009 to May 2022. Mr. McCarthy previously held executive management positions with EMC, StorageApps, CNT, MCData and Virtual Iron. Mr. McCarthy served as a member of the board of directors of Nasuni Corporation until November 2019, and currently serves as a member of the Operating Board for Stripes Group, and a member of the Board of Trustees for Providence College. Mr. McCarthy received a Bachelor of Science degree in Marketing from Providence College. The Board believes that Mr. McCarthy’s qualifications to serve on the Board include his substantial industry and executive leadership experience.	June 2019

Andy Bryant	68	Mr. Bryant has served as a director of the Company since July 2019. Mr. Bryant spent most of his career at Arrow Electronics, Inc. and Avnet, Inc., both Fortune 500 companies focused on supply chain services for electronic components and enterprise computing solutions globally. From April 2008 until his retirement in May 2016, Mr. Bryant held executive management positions with Arrow Electronics, Inc. Mr. Bryant was named President of the company’s Enterprise Computing Solutions business in 2008 and specified as an executive officer of the corporation. He served as the Chief Operating Officer of the company from May 2014 to May 2016. Prior to his tenure at Arrow, he served as President of Avnet’s global operating groups and as a Senior Vice President of Avnet, Inc. He was specified as a corporate officer of Avnet in 1996 and became an executive officer in 1999. Mr. Bryant received a Bachelor of Arts degree in History from the University of Maryland. The Board believes that his qualifications to serve on the Board include his years of experience in the technology distribution industry.	July 2019

Dale Foster	60	Mr. Foster was appointed our Chief Executive Officer and elected to our Board in January 2020. Mr. Foster previously held the positions of President of Lifeboat Distribution, Inc., a subsidiary of the Company, from July 2019 to January 2020 and Executive Vice President of the Company from January 2018 to July 2019. Mr. Foster served as Executive Vice President and General Manager of Promark Technology Inc. (“Promark”), which operated as a subsidiary of Ingram Micro Inc. From November 2012 until January 2018. From 1997 until Promark was acquired by Ingram Micro Inc. in 2012, Mr. Foster served as President and Chief Executive Officer of Promark, a value-added distributor with the core focus of distributing emerging data storage and virtualization solutions. Mr. Foster is a graduate of the Rochester Institute of Technology, where he earned a Bachelor’s of Technology in Electrical Engineering. Mr. Foster also holds an Associate’s degree in Electrical Engineering from Alfred State College. The Board believes that his qualifications to serve on the Board include his years of experience in the technology distribution industry, as well as his executive leadership experience.	January 2020

Gerri Gold	65	Ms. Gold has served as a director of the Company since June 2021. Ms. Gold currently serves as President & CEO of HPE Financial Services, a subsidiary of Hewlett Packard Enterprise Company (NYSE:HPE). Prior to this role, Ms. Gold served as Senior Vice President and Chief Operating Officer for HPE Financial Services, since May of 2018. Prior to that Ms. Gold was Vice President of Global Accounts, Sales, Marketing and Managing Director of Asset Management for HPE Financial Services since 2015. Ms. Gold previously held senior management positions with HPE Financial Services, Compaq and AT&T. In addition, Ms Gold is currently Chairperson of the Hewlett Packard International Bank DAC (HPIB), a fully licensed European Bank operating in over 20 European countries. Ms. Gold received a Bachelor of Business Administration degree from the University of Michigan and a Masters of Business Administration from New York University. The Board believes that her qualifications to serve on the Board include her business strategy experience, her years of experience in the technology industry, and senior leadership experience.	June 2021

Greg Scorziello	63	Mr. Scorziello has served as a director of the Company since February 2022. Mr. Scorziello brings over 35 years of experience creating and building international operations for early stage and mid-size companies such as EMC when it was a sub 100 person entity. He has spearheaded over $750 million in technology acquisitions globally with a focus on Europe, Middle East, Africa, Asia, and Latin America. Currently, Mr. Scorziello serves as a board member, strategic advisor and investor for DC Byte, a global information service provider for the Data Center sector. Prior to DC Byte he has held a number of international leadership and general management positions with a variety of US and UK headquartered companies including, Immuta, Appvia, Actifio, IBM and Global Switch. The Board believes that his qualifications to serve on the Board include his years of experience in the technology industry, as well as his executive leadership experience.	February 2022

Kimberly Boren	50	Ms. Boren has served as a director of the Company since November 2022. Ms. Boren currently serves as the Chief Financial Officer of Learfield’s Paciolan, Sidearm, and MogoSME Divisions, which provide ticketing, marketing, websites, and technology solutions to many of the biggest brands in sports and live entertainment. Prior to that Ms Boren served as the Chief Financial Officer for AutoWeb (NASDAQ:AUTO). She has also held multiple finance leadership roles at Honeywell International (NASDAQ:HON) and Experian (LSE:EXPN). Ms. Boren received a Bachelor of Administration degree from the University of California, Santa Barbara and a Masters of Business Administration in finance from the Marshall School of Business at University of Southern California. The Board believes that her qualifications to serve on the Board include her public company experience, financial expertise, and senior leadership experience.	November 2022

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION

OF EACH OF THE COMPANY’S NOMINATED DIRECTORS.

EQUITY COMPENSATION PLAN INFORMATION

Stock Plans

The 2021 Omnibus Incentive Plan (the “2021 Plan”) authorizes the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Units, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights. The 2021 Plan was approved by the Company’s stockholders at the 2021 Annual Meeting in June 2021. The total number of shares of Common Stock initially available for award under the 2021 Plan was 500,000 shares. As of December 31, 2023, the number of shares of Common Stock available for future award grants to employees, officers, and directors under the 2021 Plan is 241,068.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2023, regarding securities authorized for issuance upon the exercise of stock options and vesting of Restricted Stock under all of the Company’s equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Vesting of Stock Awards	(b) Weighted Average Grant Date Price of Outstanding Stock Awards	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders (1)	143,294	$36.48	241,068
Total	143,294	$36.48	241,068

(1)	Includes the 2021 Plan. See “Stock Plans” above in this proxy statement.

EXECUTIVES AND EXECUTIVE COMPENSATION

Our Executives

Set forth below are the name, age, present title, principal occupation and certain biographical information for our executive officers as of April 15, 2024, all of whom have been appointed by and serve at the discretion of our Board.

Name	Age	Position
Dale Foster	60	Chief Executive Officer
Andrew Clark	62	Vice President and Chief Financial Officer
Charles Bass	59	Vice President and Chief Marketing Officer
Vito Legrottaglie	60	Vice President and Chief Information Officer

Dale Foster’s biography is set forth on page 23 of this proxy statement under the heading “Proposal 1: Election of Directors.”

Andrew Clark was appointed Vice President and Chief Financial Officer in June 2021. Most recently, he served from February 2020 to May 2021 as Chief Operating Officer of Medisolv, Inc., a provider of SaaS based software solutions to hospitals and physicians.  From August 2016 to January 2020, Mr. Clark served as Chief Executive Officer and Chief Financial Officer of Aperio Health, Inc., an electronic health record integrating primary care, behavioral health, and substance use disorder into a patient-centric longitudinal solution.  From September 2009 to November 2013, Mr. Clark served as Managing Principal and Chief Operating Officer of Evergreen Advisors, LLC, a middle market investment bank and corporate advisory firm.  From November 2002 to December 2019, Mr. Clark served as Chief Executive Officer and President of Wheatfield Ventures, LLC, a private equity fund and consulting firm.  From October 1996 to October 2002, Mr. Clark served in various executive positions, including President of the East Regional Business Unit, of Verio, Inc. (VRIO-NASDAQ), which prior to its sale to Nippon Telegraph and Telephone Corporation, was the world’s largest domain-based Web hosting company and a leading provider of comprehensive Internet services for the small to medium enterprise.  From June 1995 to September 1996, Mr. Clark served as Executive Vice President of Finance and Chief Financial Officer of American Day Treatment Centers, Inc., an outpatient behavioral healthcare provider.  From June 1991 to May 1995, Mr. Clark served in various positions, including Vice President of Operations and Controller of Allied Health Division, of Integrated Health Services, Inc. (IHS-NASDAQ), which was a provider of alternate healthcare delivery models.  From July 1984 to May 1991, Mr. Clark began his career at KPMG where he served in various positions, including as a Senior Manager. Mr. Clark received a Bachelor of Science in Accounting from Washington and Lee University.

Charles Bass was appointed Chief Marketing Officer in December 2020 after having has served as Vice President of Alliances and Marketing at Climb Channel Solutions (formerly Lifeboat Distribution) since January 2018. Prior to joining Lifeboat Distribution, he was the Vice President of Channel Sales at Blue Medora, an IT monitoring and integration company, from October 2016 to December 2017. Mr. Bass was the Vice President of Channel Sales at Tegile Systems, a high growth storage start-up that was acquired by Western Digital, from July 2015 to October 2016. Before joining Tegile Systems, he served as Promark Technology’s Vice President of Vendor Alliances and Marketing from November 2010 to July 2015. He joined the Board of Directors of Promark Technology in 2012 and was part of the management team that successfully executed Promark Technology’s acquisition by Ingram Micro in the fourth quarter of 2012. He also has experience at Hewlett Packard (NYSE: HPQ) and LeftHand Networks where he was responsible for channel sales in North America for StorageWorks and LeftHand Networks products respectively. Prior to Hewlett Packard and LeftHand Networks, he held various sales leadership positions at Brocade Communications Systems, McDATA Corporation, and IBM. Mr. Bass received a Bachelor of Arts degree in Economics from Vanderbilt University and a Masters of Business Administration from the University of Tennessee.

Vito Legrottaglie was appointed to the position of Vice President and Chief Information Officer in February 2015, after having served as Vice President of Operations and Information Systems since June 2003. Mr. Legrottaglie rejoined the company in February 2003 having previously served as director of Information Systems and then Vice President of Information Systems from 1996-2000. Mr. Legrottaglie has also held the positions of Chief Technology Officer at Swell Commerce Incorporated, Vice President of Operations for The Wine Enthusiast Companies, and Manager of Information Systems at Barnes and Noble. Mr. Legrottaglie holds an Associate’s Degree in Computer Science from Bergen Community College.

COMPENSATION OVERVIEW

Overview and Named Executive Officers

The Company qualifies under SEC rules as a smaller reporting company (“SRC”). As such, the Company has elected to provide for the scaled disclosure permitted by Rule 402(m) of Regulation S-K. The Company has included this Compensation Overview to provide disclosure of changes made to its compensation practices in recent years. This Compensation Overview identifies the elements of compensation and explains the compensation objectives and practices for the Company’s named executive officers. The Company’s named executive officers for the fiscal year ended December 31, 2023 are:

Name	Principal Position
Dale Foster	Chief Executive Officer
Andrew Clark	Vice President and Chief Financial Officer
Charles Bass	Vice President and Chief Marketing Officer
Vito Legrottaglie	Vice President and Chief Information Officer

The Compensation Committee is charged with the responsibility for establishing, implementing, and monitoring adherence to the Company’s compensation philosophy and ensuring that executives and key management personnel are appropriately compensated and making recommendations to the Board regarding the compensation of the Company’s executive officers. The Compensation Committee generally meets annually to re-evaluate the appropriate level of base compensation and incentive compensation for our executive officers.

Compensation Philosophy and Objectives. The Compensation Committee seeks to structure each element of compensation to attract and retain the necessary executive talent, reward annual performance and provide incentives for both long-term strategic goal planning and achievement as well as short-term performance. The Compensation Committee’s policy for allocating between currently paid and long-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our stockholders.

Elements of Compensation. The total compensation program for the Company’s executive officers consists of the following:

●	Base salary;

●	Short-term cash incentive and bonus awards tied to the Company’s and each executive’s annual performance;

●	Long-term equity incentive awards; and

●	Termination benefits.

Say On Pay Considerations and Say on Frequency Results. The Compensation Committee will continue to consider emerging compensation practices and stockholder feedback, including Say-on-Pay voting results, as part of its decision-making process. At the 2023 Annual Meeting of Stockholders, the Company’s stockholders voted to approve the Company’s named executive officer compensation with a favorable vote of 91% of the votes cast. At the 2022 Annual Meeting of Stockholders, the Company’s stockholders voted to approve the Company’s named executive officer compensation with a favorable vote of 91% of the votes cast.

Additionally, at the 2019 Annual Meeting of Stockholders, our stockholders approved, on a non-binding advisory basis, every year as the frequency of future advisory votes on our named executive officer compensation, with over 90% of the votes cast in favor of annual advisory votes.

Base Salary and Performance Cash Bonus Plan.

Total cash compensation for 2023 is divided into a base salary portion and a bonus. Many factors are considered in determining the base salaries for executive officers, including the value that each individual brings to the Company through experience, education and training, comparable positions and comparable responsibilities at similar organizations, the specific needs of the Company, and the individual’s past and expected future contributions to the Company’s success. Compensation for our executives includes both fixed and performance-based components, with an emphasis on performance-based elements to support the objectives listed below. The Company considers a component to be performance-based if the amount eventually earned or paid varies based on one or more elements of the Company’s financial performance (e.g., profit margins, operating income, etc.). Performance-based components are designed so that above-plan performance is rewarded with above-target payouts and vice versa.

After reviewing the base salaries of executive officers and upon recommendation by the Compensation Committee, in 2023, the Board approved adjustments to the annualized base salary for each named executive officer included in the table below to better align their compensation with the roles, responsibilities and expected operational activities.

Base Salary for the fiscal year ended
Name	12/31/2023
Dale Foster	$500,000
Andrew Clark	$330,000
Charles Bass	$325,000
Vito Legrottaglie	$275,000

In April 2023, the Compensation Committee recommended, and the Board approved, performance cash bonus awards for 2023 (the “Performance Bonus Awards”) which were developed based on the performance metrics below.

Pursuant to the Performance Bonus Awards, the Company’s executive officers were eligible to receive cash incentive payments for 2023 dependent on the Company metrics listed below. The Compensation Committee established performance goals for the Company’s 2023 fiscal year in April 2023. Because payments of cash awards under the Performance Bonus Awards are determined by comparing actual performance to the performance goals established by the Compensation Committee, it is not possible to predict at the time of grant the actual amount of future benefits that will be paid under the Performance Bonus Awards.

The principal targets in the Performance Bonus Awards were adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and gross profit margin as a percentage of Adjusted Gross Billings (both are non-GAAP measures as reconciled in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the Company’s Annual Report on Form 10-K on pages 23 and 24). Adjusted EBITDA goal was weighted to account for 80% of the target 2023 Performance Bonus Award payout and the remaining 20% of target payout was based on the gross profit margin goal. Specific targets for each executive officer were determined by the Compensation Committee based on a review of the Company’s 2023 budget prepared by management and the factors described above. The targets are set at levels that, upon achievement of 100% of the target performance, are likely to result in bonus payments that the Compensation Committee believes reflect the Company’s strategic plan designed to increase stockholder value. The following table shows, for fiscal year 2023, the potential range of bonus payouts and the actual bonus payouts achieved as a percentage of the target, for each of the named executive officers who remained employed with the Company as of December 31, 2023.

			2023	2023
	2023 Adjusted EBITDA	2023 Adjusted EBITDA	Gross Profit Margin	Gross Profit Margin
	Potential	Actual	Potential	Actual
Name	Payouts	Payouts	Payouts	Payouts
Dale Foster	0-150%	113%	0-150%	100%
Andrew Clark	0-150%	113%	0-150%	100%
Vito Legrottaglie	0-150%	113%	0-150%	100%
Charles Bass	0-150%	113%	0-150%	100%

Equity Incentive.

The Company’s executive officers are eligible to receive equity incentive awards under the 2021 Plan. The primary goal of the Company is to create long-term value for stockholders, and accordingly the Compensation Committee believes that equity incentive awards provide an additional incentive to executive officers to work towards maximizing stockholder value. The Compensation Committee views equity incentive awards as one of the more important components of the Company’s long-term, performance-based compensation philosophy. The grant of equity incentive awards to executive officers encourages equity ownership in the Company, and closely aligns executive officers’ interests to the interests of the stockholders.

Equity incentive awards may be provided through initial grants at or near the date of hire, and through annual time-vested and performance-based grants. Equity incentive awards vest at such times and based such vesting conditions as are recommended by the Compensation Committee and approved by the Board, and are settled promptly upon vesting. The initial grant is designed for the level of skills required to fulfill the executive’s responsibilities and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company’s enterprise value over time. Periodic additional equity incentive awards within the comparable range for the job are granted to reflect the executive’s ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company’s financial goals. In April 2023 the Compensation Committee recommended, and the Board approved, time-vested and performance-vested restricted stock units (“RSUs”). The time-vested RSUs vest in three equal annual installments and represent 40% of the award. Performance based RSUs vest based on continued service through January 1 following the last day of the performance cycle and attainment of an earnings per share (“EPS”) target and a return on equity target (“ROE”) and represent 60% of the award. EPS target equals 70% of the award and ROE target equals 30% of the award.

2023-2025
	2023-2025 EPS	Return on Equity
	Potential	Potential
Name	Payouts	Payouts
Dale Foster	0-150%	0-150%
Andrew Clark	0-150%	0-150%
Vito Legrottaglie	0-150%	0-150%
Charles Bass	0-150%	0-150%

Severance and Change-in-Control Arrangements. As stated above, the Compensation Committee believes that the interests of stockholders are best served by ensuring that the interests of our senior management are aligned with those of our stockholders. We believe that companies should provide reasonable severance benefits to executive officers due to the greater level of difficulty they face in finding comparable employment in a short period of time. In addition, in the change in control context, we believe that executive officers face a greater risk of job loss or modification as a result of a change-in-control transaction than other employees. By reducing the risk of job loss or reduction in authority, the change-in-control provision helps ensure that our executive officers support potential change-in-control transactions that may be in the best interests of our stockholders, even though the transaction may create uncertainty in their personal employment situation, and such a provision is necessary, we believe, to ensure that our total employment package for executives remains market competitive and are consistent with best industry practices. For additional details on our severance and change-in-control arrangements, see “Employment and Severance Agreements” and “Potential Payments Upon Termination or Change-in-Control.”

Other Employee Benefits

The Company provides all employees, including executive officers, with group medical, dental and disability insurance on a non-discriminatory basis. The employee group as a whole is required to contribute approximately 20% of the premium costs of such policies. The Company has a 401(k) savings and investment plan intended to qualify under Section 401(a) of the Code, for our domestic employees, which permits employee salary reductions for tax-deferred savings purposes pursuant to Section 401(k) of the Code. During the year ended December 31, 2023, the Company matched 50% of domestic employee contributions up to the first 8% of compensation. The Company’s total contributions for 2023 were approximately $455,000.

Compensation of the Named Executive Officers

The factors considered by the Compensation Committee in determining the compensation of the Company’s Named Executive Officers, in addition to the criteria discussed above, include the Company’s operating and financial performance, as well as the individual’s leadership and establishment and implementation of the strategic direction for the Company. The Compensation Committee considered as part of its subjective evaluation, among other factors, such executive’s reputation, and contacts in the business community. The compensation of the Company’s Named Executive Officers in 2023 consisted of a base salary, performance-based cash bonus awards, and RSU awards stock a LTIP awards. The total compensation package of the chief executive officer was established considering compensation of peer chief executive officers with similar executive responsibilities.

Risk Assessment and Mitigation Related to Compensation Policies

The Board, and Compensation Committee, has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. Our management team regularly assesses the risks arising from our compensation policies and practices. The team reviews and discusses the design features, characteristics, performance metrics at the company and segment levels and approval mechanisms of total compensation for all employees, including salaries, incentive plans, and equity-based compensation awards, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.

The Company’s compensation policies and practices for its employees, including its executive compensation program described in Compensation Overview, aim to provide a risk-balanced compensation package which is competitive in our market sectors and relevant to the individual executive. The Company expects to continue to award to certain executives and employees, upon satisfaction of applicable performance conditions and subject to future approval and grant by the Board, equity and cash-based awards. Because the incentive plans provide for a blend of short-term and long-term goals, and include substantial vesting features, the Company believes that the structure of its compensation plans discourages short-term risk taking and aligns the interest of its executives and managers with those of its stockholders. The Company does not believe that risks arising from these practices, or its compensation policies and practices considered as a whole, are reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table sets forth, for fiscal years 2023 and 2022, a summary of the annual and long-term compensation for services in all capacities of the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Dale Foster	2023	500,000	—	2,156,223	552,000	15,551	3,223,774
Director and Chief Executive Officer	2022	376,922	—	722,000	361,000	23,008	1,482,930

Andrew Clark	2023	330,000	25,000	188,002	220,800	11,038	774,840
Vice President and Chief Financial Officer	2022	323,365	20,000	444,000	193,000	10,250	990,615

Charles Bass	2023	325,000	—	149,988	220,800	13,231	709,019
Vice President and Chief Marketing Officer	2022	299,038	—	389,000	181,000	14,170	883,208

Vito Legrottaglie	2023	275,000	40,500	75,977	165,600	12,900	569,977
Vice President and Chief Information Officer	2022	237,548	67,500	187,000	151,000	13,331	656,379

(1)	The amount included in “Stock Awards” is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8, “Stockholder’s Equity and Stock Based Compensation” in the Company’s consolidated financial statements set forth in our Annual Report on Form 10-K for the assumptions made in determining stock award values.

(2)	Amounts for a given year in this column represent non-stock incentive compensation earned in that year, which were paid out in the subsequent year. For more information regarding the Performance Bonus Awards, see Base Salary and Performance Cash Bonus Awards above.

(3)	A detailed description of the items disclosed as “All Other Compensation” is set forth in the table below.

All Other Compensation

Name		401(k) Matching Contributions ($)	Dividend On Unvested Restricted Stock ($)	Post- Employment Benefits ($)	Total ($)
Dale Foster	2023	9,900	5,651	-	15,551
	2022	9,556	13,452	-	23,008

Andrew Clark	2023	11,038	-	-	11,038
	2022	10,250	-	-	10,250

Charles Bass	2023	9,407	3,824	-	13,231
	2022	6,603	7,567	-	14,170

Vito Legrottaglie	2023	10,191	2,709	-	12,900
	2022	6,852	6,479	-	13,331

Outstanding Equity Awards

The following table shows the number of shares of Common Stock covered by unvested Restricted Stock and RSUs - held by the Company’s named executive officers on December 31, 2023.

Outstanding Equity Awards at December 31, 2023

	Stock Awards		Equity Incentive Plan Awards
	Number of	Market Value	Number of	Market Value
	Shares or	of Shares or	Shares or	of Shares or
	Units of Stock	Units of Stock	Units of Stock	Units of Stock
	That Have	That Have	That Have	That Have
	Not Vested	Not Vested	Not Vested	Not Vested
Name	(#)(1)	($)(2) (3)	(#)	($)(2) (3)
Dale Foster	30,213	1,656,579	10,441	572,480
Andrew Clark	23,199	1,272,001	5,452	298,933
Charles Bass	17,048	934,742	4,350	238,511
Vito Legrottaglie	9,997	548,136	2,204	120,845

(1)

In April 2023, Messrs. Foster, Clark, Bass and Legrottaglie were awarded 6,961, 3,635, 2,900 and 1,469 shares of Restricted Stock Units, respectively, based on achieving operating income goals under the 2021 bonus plan that vest over 3 equal annual installments. In February 2023, Messrs. Foster, Clark, Bass and Legrottaglie were awarded 18,164, 11,170, 9,786 and 4,704 shares of Restricted Stock, respectively, based on achieving operating income goals under the 2021 bonus plan that vest over 16 equal quarterly installments. In March 2022, Messrs. Foster, Clark, Bass and Legrottaglie were awarded 11,263, 7,376, 6,512 and 5,848 shares of Restricted Stock, respectively, based on achieving operating income goals under the 2021 bonus plan that vest over 16 equal quarterly installments. In July 2021, Mr. Clark was awarded a grant of 20,000 shares of Restricted Stock in conjunction with his appointment as Chief Financial Officer that vest over 16 equal quarterly installments. In February 2021, Mr. Bass was awarded a grant of 5,000 shares of Restricted Stock that vest over 16 equal quarterly installments. In February 2021, Messrs. Foster, Legrottaglie and Bass were awarded 16,040, 8,330 and 9,250 shares of Restricted Stock, respectively, based on achieving operating income goals under the 2020 bonus plan that vest over 16 equal quarterly installments. In February 2020, Messrs. Foster, Legrottaglie and Bass were awarded 9,870, 11,991 and 7,781 shares of Restricted Stock, respectively, based on achieving operating income goals under the 2019 bonus plan that vest over 16 equal quarterly installments. In January 2020, Mr. Foster was awarded a grant of 20,000 shares of Restricted Stock in conjunction with his appointment as Chief Executive Officer that vest over 16 equal quarterly installments.

(2)	The market value is based on the closing stock price of the Common Stock of $54.83 on December 29, 2023, the last trading day of 2023.

(3)	Per the terms of the underlying Restricted Stock agreements, if the executive’s employment with the Company terminates due to death or disability, the Restricted Stock shall immediately become fully vested.

Restricted Stock Vested in 2023

The table below shows the number of shares of Common Stock acquired during 2023 upon the vesting of Restricted Stock. In April 2023, Mr. Foster was awarded a grant of 35,000 shares of Restricted Stock in recognition of his performance over the last several years and to compensate him for changes to his compensation plan as a result from his participation in the Executive Severance and Change in Control Plan

	Stock Awards
	Number of
	Shares	Value
	Acquired On	Realized On
Name	Vesting (#)	Vesting ($)
Dale Foster	53,828	2,591,261
Andrew Clark	9,638	407,190
Charles Bass	9,586	404,831
Vito Legrottaglie	7,712	325,371

Employment and Severance Agreements

On April 14, 2023, the Board, upon the recommendation of the Compensation Committee, approved the Climb Global Solutions, Inc. Executive Severance and Change in Control Plan (the “Severance Plan”) to more closely align the Company’s executive officer severance practices with market practices, including changing “change in control” equity award vesting from single trigger to double trigger for all outstanding and future equity awards. The Severance Plan supersedes and replaces all other employment and severance arrangements and agreements between the Company and its executive officers.

The Severance Plan provides severance benefits upon a qualifying termination of employment (“Covered Termination”) of eligible participants, who will consist of Climb’s and its affiliates’ executives who have been designated to participate in the Severance Plan (“Eligible Executive”). The Severance Plan provides for three tiers of severance benefits in the event of a Covered Termination, with relative benefits tied to the individual’s seniority.

Severance Benefits of Eligible Executive Following Covered Termination Outside Change in Control Period

If an Eligible Executive experiences a Covered Termination outside of the Change in Control Period (as such term is defined in the Severance Plan), subject to execution of a release of claims, she or he will be eligible to receive:

(i)	18 months of Base Salary (as such term is defined in the Severance Plan) continuation for Tier 1 participants, 12 months of Base Salary continuation for Tier 2 participants, or 6 months of Base Salary continuation for Tier 3 participants, each to be in paid in accordance with the Company’s normal payroll schedule;

(ii)	Company-paid COBRA premiums payments (or an equivalent cash payment) for the Eligible Executive and her or his covered dependents for a period not exceeding the relevant Severance Period (as such term is defined in the Severance Plan) for each tier; and

(iii)	a lump sum cash payment equal to a pro-rated portion of the Eligible Executive’s annual bonus for the year in which the Covered Termination occurs, which will be based on the Eligible Executive’s actual performance with respect to the relevant performance metrics for the portion of such year. The proration calculation will be based on the number of days that such Eligible Executive was employed during such calendar year through the date of such termination, to be paid in cash when annual bonuses are otherwise paid.

Severance Benefits of Eligible Executive Following Covered Termination Within Change in Control Period

If a Covered Termination occurs, however, during a Change in Control Period (i.e., the period commencing 60 days prior to consummation of a Change in Control and ending 12 months after consummation of a Change in Control), an Eligible Executive will be eligible to receive:

(i)	an amount equal to: 24 months of Base Salary for Tier 1 participants, and 18 months of Base Salary for Tier 2 and 3 participants, to be paid in a single, lump sum payment no later than the second payroll cycle following the later of the effective date of the release of claims or the change in control;

(ii)	Company-paid COBRA premium payments for the Eligible Executive and her or his covered dependents for a period not exceeding the relevant Change in Control Severance Period for each tier;

(iii)	a lump sum cash payment equal to the Eligible Executive’s target annual bonus amount for the calendar year in which the Covered Termination occurs; and

(iv)	double trigger equity acceleration, specifically, full acceleration of any outstanding, unvested Equity Awards (as such term is defined in the Severance Plan) held by the Eligible Executive, as of the effective date of the Covered Termination, or equity awards issued in substitution therefor.

Further, amounts or severance benefits provided to an Eligible Executive under the Severance Plan will be subject to recoupment by the Company in accordance with any clawback policy of the Company, as in effect from time to time.

The Eligible Executive’s right to receive the payments and benefits provided under the Severance Plan are subject to each Eligible Executive’s execution and delivery of a release of claims, and each Eligible Executive’s compliance with non-competition, non-disparagement, non-solicitation and confidentiality covenants set forth in the Severance Plan. The non-disparagement and confidentiality covenants each have an indefinite term, and the non-competition and non-solicitation covenants each has a term of one year following the Eligible Executive’s date of termination, or if longer, the Severance Period or Change in Control Period. Additionally, the Severance Plan provides that if an Eligible Executive would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then the payments and benefits the Eligible Executive receives will be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt by the Eligible Executive of a greater after-tax amount than would otherwise have been received if the full payment had been provided and the excise tax applied.

In order to be eligible to receive benefits under the Severance Plan, the Company’s executive officers must execute and return to the Company a participation agreement (a “Participation Agreement”). Upon the execution of a Participation Agreement, the executive’s prior employment agreement terminates, and the continued employment of such executive will be on an at-will basis. On April 20, 2023, Messrs. Dale Foster, Andrew Clark, Charles Bass, and Vito Legrottaglie, the Company’s Chief Executive Officer, Chief Financial Officer, Chief Marking Officer and Chief Information Officer, respectively (collectively, the “NEOs”), became participants in the Severance Plan upon their delivery to the Company of executed Participation Agreements, pursuant to which the NEOs agreed to terminate the existing employment agreements between them and the Company, effective immediately, and the terms of the Severance Plan and respective Participation Agreements supersede any rights or entitlements to severance benefits under any employment agreement so terminated or other severance arrangements. The Severance Plan does not affect NEOs’ eligibility to their base salary, subject to increase at the discretion of the Board, or the Compensation Committee, and to participate in any and all other standard benefit plans, programs and policies of the Company. In connection with the NEOs’ execution of the Participation Agreements, Messrs. Mr. Foster has been designated as a “Tier 1” Participant under the Severance Plan, and Messrs. Clark, Bass and Legrottaglie have been designated as “Tier 2” Participants under the Severance Plan.

In connection with the adoption of the Severance Plan and in consideration of Mr. Foster’s Participation Agreement, the Board, upon the recommendation of the Compensation Committee, approved a one-time, immediately-vested grant of 35,000 shares of Common Stock to Mr. Foster, effective upon the entry of Mr. Foster into a Participation Agreement with respect to the Severance Plan (the “CEO Stock Grant”).  The CEO Stock Grant was made in recognition of Mr. Foster’s performance as Chief Executive Officer over the last several years and to compensate Mr. Foster for changes to his compensation arrangement resulting from his participation in the Severance Plan and the termination of his existing employment agreement. The expense, net of tax, related to the CEO Stock Grant was approximately $1.3 million, which was recorded in the operating results for the quarter ended June 30, 2023.

In connection with the adoption of the Severance Plan, the Board approved new forms of Cash-Based Award Agreement, Restricted Stock Unit Award Agreement and Performance-Based Restricted Award Unit Agreement (the “Award Agreements”) under the 2021 Plan. The form of Cash Based Award Agreement governs the grants of annual cash bonuses upon the satisfaction of performance goals set by the Board or the Compensation Committee. The form of Restricted Stock Unit Award Agreement provides for the grants of time-based RSUs that will vest based on the grantee continuedly remaining in a Service Relationship (as such term is defined in the Plan) with the Company or a subsidiary thereof through an applicable vesting date(s) to be set by the Board, or the Compensation Committee. Vested RSUs will be settled into shares of Common Stock within 30 days following each vesting date. The form of Performance-Based Restricted Award Unit Agreement provides for the grants of performance-based restricted stock units (“PSUs”) that will vest based upon the satisfaction of performance goals over a performance cycle set by the Board, or the Compensation Committee, and the grantee continuedly remaining in a Service Relationship with the Company or a subsidiary thereof through the first January 1 following the last day of the performance cycle. Vested PSUs will be settled into shares of Common Stock within 30 days following the vesting date.

Potential Payments Upon Termination or Change in Control

The following table illustrates the payments that would have been due to the NEOs in the event they are terminated without cause and in the event of a change in control or a termination of employment in conjunction with a change in control. Payments are calculated in accordance with the Severance Plan in place on December 31, 2023, as if each employee was terminated without cause on December 31, 2023.

Severance Benefits of Eligible Executive Following Covered Termination Outside Change in Control Period
Name	Payment based on salary ($)	Payment based on incentive compensation ($)	Accelerated Vesting of restricted stock awards ($)	Total ($)
Dale Foster	750,000	552,000	-	1,302,000
Andrew Clark	330,000	220,800	-	550,800
Charles Bass	325,000	220,800	-	545,800
Vito Legrottaglie	275,000	165,600	-	440,600

Severance Benefits of Eligible Executive Following Covered Termination Within Change in Control Period
Name	Payment based on salary ($)	Payment based on incentive compensation ($)	Accelerated Vesting of restricted stock awards ($)	Total ($)
Dale Foster	1,000,000	552,000	1,662,017	3,214,017
Drew Clark	495,000	220,800	1,276,177	1,991,977
Charles Bass	487,500	220,800	937,810	1,646,110
Vito Legrottaglie	412,500	165,600	549,935	1,128,035

The accelerated vesting on restricted stock amounts above include unvested restricted stock grants and unvested RSU grants through December 31, 2023, valued at the closing stock price of $54.83 at December 29, 2023. The amounts exclude stock grants made in 2024 to the NEOs.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our Principal Executive Officer and other NEOs, and certain financial performance measures for the Company for each of fiscal years 2023 and 2022. Refer to the “Executive Compensation” section in the above for further information concerning the Company’s variable pay-for-performance philosophy pursuant to its Performance Bonus Plan, the metrics used by the Company to align executive compensation with Company performance, and how the Compensation Committee makes its decisions.

Pay Versus Performance Table

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total For Non-PEO NEOs(3)	Average Compensation Actually Paid To Non-PEO NEOs(4)	Value Of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Income (in thousands)(6)
2023	$3,223,774	$1,706,585	$684,612	$812,018	$302.65	$12,323
2022	$1,482,930	$673,899	$843,401	$457,582	$171.91	$12,497
2021	$1,031,203	$1,222,437	$822,226	$653,774	$187.33	$9,198

(1) Our principal executive officer for each of the years shown was Mr. Foster, Chief Executive Officer. The dollar amounts set forth in this column (b) represent the amounts of total compensation reported for Mr. Foster in the “Total” column of Summary Compensation Table for each applicable year.

(2) The amounts set forth in this column (c) represent the amount of “compensation actually paid” to Mr. Foster, as computed in accordance with Item 402(v) of Regulation S-K. These amounts do not reflect the actual amount of compensation paid to or earned by Mr. Foster during fiscal years 2023, 2022 and 2021; rather, they reflect Mr. Foster’s total compensation, as reported in the “Total” column of the Summary Compensation Table for each applicable year, after the following adjustments:

Adjustments to Determine Compensation “Actually Paid” to PEO	2023 ($)	2022 ($)	2021($)
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	(2,156,223)	(722,000)	(339,000)
Increase for fair value of awards granted during year that remain unvested as of year end	227,053	12,076	178,414
Increase for fair value of awards granted during year that vest during year	12,728	4,454	20,058
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year end	224,426	(55,264)	258,848
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	174,828	(48,297)	72,914
Deduction of fair value of awards granted prior to that year that were forfeited during year	-	-	-
Total Adjustments:	(1,517,189)	(809,031)	191,234

(3) The non-PEO NEOs for each of the years shown were Andrew Clark, Chief Financial Officer, Charles Bass, Chief Marketing Officer, and Vito Legrottaglie, Chief Information Officer. The amounts set forth in this column (d) represent the average of the amounts reported for our NEOs as a group (excluding Mr. Foster) in the “Total” column of Summary Compensation Table for each applicable year.

(4) The amounts set forth in this column (e) represent the amount of “compensation actually paid” to our non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. These amounts do not reflect the actual amount of compensation paid to or earned by our non-PEO NEOs during fiscal years 2023, 2022 and 2021; rather, they reflect the average total compensation of our non-PEO NEOs, as reported in the “Total” column of the Summary Compensation Table for each applicable year, after the following adjustments:

Adjustments to Determine Compensation “Actually Paid” to Non-PEO NEOs	2023 ($)	2022 ($)	2021($)
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	(137,989)	(340,000)	(362,850)
Increase for fair value of awards granted during year that remain unvested as of year end	8,297	7,074	142,061
Increase for fair value of awards granted during year that vest during year	5,991	2,607	15,765
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year end	178,664	(34,177)	62,683
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	72,442	(21,323)	34,203
Deduction of fair value of awards granted prior to that year that were forfeited during that year	-	-	(60,313)
Total Adjustments:	127,406	(385,819)	(168,452)

(5) TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

(6) Reflects “Net Income” in our consolidated statements of income included in our Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022 and 2021.

Analysis of the Information Presented in the Pay Versus Performance Tables

As described in more detail in the section titled “Compensation Overview,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the table above. Further, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with ‘compensation actually paid’ for a particular year (as computed in accordance with Item 402(v) of Regulation S-K).

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the table above. Compensation Actually Paid and Company TSR.

Compensation Actually Paid and Company TSR

As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is well aligned with the Company’s TSR over the three years presented in the table. This is because a significant portion of the ‘compensation actually paid’ to the PEO and to the non-PEO NEOs is comprised of equity awards.

Compensation Actually Paid and Net Income

As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is generally aligned with the Company’s net income over the three years presented in the table. However, 2023 was impacted by the previously referenced one time grant of 35,000 shares to the PEO in April of 2023.

PROPOSAL 2

ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

General

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to obtain an advisory vote (non-binding) from our stockholders on our executive compensation as disclosed in this proxy statement, which is often referred to as a “say on pay” proposal. At the 2019 Annual Meeting of Stockholders, the stockholders approved that a vote on “say on pay” should be sought annually, and we are conducting “say on pay” advisory votes (non-binding) in accordance with such schedule. The next advisory vote to determine the frequency of the “say on pay” advisory vote is expected to take place at the 2025 Annual Meeting of Stockholders.

We are asking that our stockholders indicate their support of our executive compensation as described in this proxy statement. While this advisory vote on executive compensation is non-binding, our Board and the Compensation Committee will review the outcome of this vote and take the vote into consideration when reviewing our compensation policies and procedures which have been adjusted in response to input received from stockholders over the past year. This is not intended to address specific items of compensation, but rather the overall compensation of our named executive officers and our executive compensation policies and procedures as described in this proxy statement.

At the Meeting we will ask our stockholders to approve the following resolution:

“RESOLVED, that the Company's stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as described in the Company's proxy statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2023 Summary Compensation Table and the other compensation related tables and disclosure.”

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm during the year ended December 31, 2023 was BDO USA, P.C. (“BDO”). BDO has served as the Company’s independent registered public accounting firm since 2018. On March 6, 2024, the Audit Committee notified BDO that they were dismissed as our independent registered public accounting firm, effective immediately.

During the Company’s two most recent fiscal years ended December 31, 2023 and December 31, 2022 and during the subsequent interim period from January 1, 2024 through March 6, 2024, (i) there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The audit reports of BDO on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In accordance with Item 304(a)(3) of Regulation S-K under the Exchange Act, the Company provided BDO with a copy of the disclosure made by the Company in response to Item 4.01 in the Company’s Current Report on Form 8-K prior to its filing with the SEC on March 11, 2024, and requested that BDO furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to Item 4.01. A copy of BDO’s letter, dated March 7, 2024, is filed as Exhibit 16.1 to our Current Report on Form 8-K, filed with the SEC on March 11, 2024.

Also on March 6, 2024, the Audit Committee approved the engagement of Deloitte & Touche, LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. While we are not required to have the stockholders ratify the selection of Deloitte as our independent registered public accounting firm, we are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte; however, the Audit Committee will not be under any obligation to adhere to the stockholders’ vote on this proposal, and in its full discretion may choose to maintain Deloitte as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

During the Company’s two most recent fiscal years ended December 31, 2023 and December 31, 2022 and during the subsequent interim period from January 1, 2024 through March 6, 2024, (i) there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years ended December 31, 2023 and December 31, 2022, and for the subsequent interim period through March 6, 2024, neither the Company nor anyone on its behalf consulted Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

One or more representatives of Deloitte are expected to be present at the virtual Meeting and they will have the opportunity to make a statement and will be available to respond to appropriate questions.

Fees and Independence

Audit Fees, Audit-Related Fees, and Tax Fees

The following table sets forth the fees billed by BDO for the fiscal years ended December 31, 2023 and 2022 for the categories of services indicated.

Category	2023	2022
Audit Fees – (1)	$858,563	$630,818
Tax Fees – (2)	$78,059	$88,344
All Other Fees – (3)	$47,424	$15,000

(1)	Consists of fees billed for the audit of our annual financial statements, review of interim financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the auditors in connection with statutory and regulatory filings, including registration statements and consents.
(2) (3)	Consists of services for tax compliance and tax advice for 2023 and 2022. Consists of services for tax planning and due diligence in connection with business acquisitions.

The Audit Committee pre-approves all audit and permissible non-audit services performed by our independent registered public accounting firm and audit engagement fees and terms in order to ensure that the provision of such services does not impair such accounting firm’s independence.

All audit, audit-related, tax, and other services were pre-approved by the audit committee, which concluded that the provision of such services by BDO was compatible with the firm’s independence in the conduct of its auditing functions. The audit committee has taken into consideration whether the provision of non-audit services by BDO is compatible with maintaining auditor independence. None of the services described above was approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

GENERAL

The Company does not know of any matters other than those stated in this proxy statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on these other matters in accordance with the discretion of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons designated therein as proxy appointees, to the extent authorized under Rule 14a-4(c) under the Exchange Act.

TRANSACTIONS WITH RELATED PERSONS

The Company has adopted a written policy whereby all transactions between the Company and each related person (as defined in Item 404 of Regulation S-K) or in which any related person had or will have a direct or indirect material interest must be on terms no less favorable to the Company than could be obtained from unrelated third parties and require pre-approval by a majority of the disinterested members of the Board.

During the years ended December 31, 2023 and 2022, the Company made sales to a customer where a family member of one of our executive’s has a minority ownership position. During the year ended December 31, 2023, and 2022, net sales to this customer totaled $1.4 million and $1.8 million, respectively, and amounts due from this customer as of December 31, 2023 and 2022 totaled less than $0.1 million and $0.1 million, respectively.

These transactions were on terms no less favorable to the Company than could be obtained from unrelated third parties.

REPORT OF THE AUDIT COMMITTEE

In the course of fulfilling its responsibilities during fiscal year 2023, the Audit Committee of our Board has:

●	reviewed and discussed with management our audited financial statements for the year ended December 31, 2023;
●	discussed with representatives of BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
●	received the written disclosures and the letter from BDO required by the applicable PCAOB requirements, including those regarding BDO’s independence;
●	discussed with BDO its independence from the Company and management; and
●	considered whether the provision by BDO of non-audit services is compatible with maintaining BDO’s independence.

Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Respectfully submitted,
Andy Bryant, Chair
Jeff Geygan
Kim Boren

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Beneficial owners of Common Stock who share a single address may receive only one copy of the Notice of Annual Meeting of Stockholders, proxy statement and 2023 Annual Report, as the case may be, unless their broker, bank or nominee has received contrary instructions from one or more of the affected stockholders at that address. Once a stockholder has received notice from its bank or broker that it will be householding communications to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until such stockholder revokes its consent. If, at any time, any beneficial shareowner(s) at such an address wish to discontinue householding and would prefer to receive a separate copy of the Notice of Annual Meeting of Stockholders, proxy statement and 2023 Annual Report, as the case may be, or if they currently receive multiple copies at the same address and wish to receive only a single copy in the future, they may notify their bank or broker and direct their request to Broadridge, either by calling (800) 579-1639, or by writing to Broadridge, Household Department, 51 Mercedes Way, Edgewater, New York, 11717.

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY’S 2025 ANNUAL MEETING PROXY STATEMENT AND PROXY CARD

Any stockholder proposal to be considered by us for inclusion in the Company’s proxy statement and form of proxy card for the 2024 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, must be received by the Corporate Secretary at the Company’s principal executive offices located at 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724, no later than December 30, 2024 (120 calendar days prior to the first anniversary of the date this proxy statement was first released to our stockholders). However, if the date of the 2025 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials for the 2025 Annual Meeting of Stockholders.

OTHER STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE COMPANY’S 2025 ANNUAL MEETING

Any director nomination or proposal that a stockholder wishes to present at the 2025 Annual Meeting of Stockholders, other than through inclusion in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, must follow the procedures described in our Certificate of Incorporation and Bylaws. Under these procedures, stockholders must submit the nomination or proposal by giving notice to our Secretary at our principal executive office not later than the earlier to occur of (x) the date that is 60 days prior to the 2025 Annual Meeting of Stockholders and (y) December 30, 2024, which is the deadline for stockholder proposals to be submitted for inclusion in the Company’s proxy materials for the 2025 Annual Meeting of Stockholders. However, if notice or public disclosure of the date of the 2025 Annual Meeting of Stockholders occurs less than 60 days prior to the meeting, any director nomination or proposal by a stockholder, to be timely, must be received by the Company not later than the close of business on the tenth day following the day on which such notice of the meeting date was furnished or such public disclosure was made, whichever occurs first. The stockholder’s notice must set forth the information required under Article V Section 5 of our Certificate of Incorporation. A copy of our current Certificate of Incorporation and Bylaws can be obtained free of charge from our Corporate Secretary who can be reached at the Company’s principal executive offices located at 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for our annual meeting to be held in 2025 must give timely notice to the Company that complies with the additional requirements of Rule 14a-19(b) under the Exchange Act no later than April 14, 2025. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination that does not comply with these requirements, our Bylaws or other applicable requirements.

By Order of the Board of Directors,

/s/ Jeffrey R. Geygan
April 29, 2024

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000646100_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR each of the following nominees: 1. To elect seven directors to serve on the Board, each until the next annual meeting of stockholders and until their successors are elected and qualified. Nominees 01) Jeff Geygan 02) John McCarthy 03) Andy Bryant 04) Dale Foster 05) Gerri Gold 06) Greg Scorziello 07) Kimberly Boren CLIMB GLOBAL SOLUTIONS, INC. 4 INDUSTRIAL WAY WEST, 3RD FLOOR EATONTOWN, NJ 07724 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/12/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CLMB2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/12/2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. A non-binding advisory resolution to approve the compensation of the Company's named executive officers, as described in the Company's proxy statement. 3. The ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. NOTE: Such other matters as may properly come before the Annual Meeting of Stockholders and any adjournments thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement of the Company for the Annual Meeting and Company's 10K to Stockholders for the fiscal year ended December 31, 2023. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000646100_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Proxy Statement are available at www.proxyvote.com CLIMB GLOBAL SOLUTIONS, INC. Annual Meeting of Stockholders June 13, 2024 10:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Climb Global Solutions, Inc., a Delaware corporation, hereby appoint(s) Dale Foster and Andrew Clark, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution and resubstitution to each of them, and hereby authorize(s) them to represent and to vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 13, 2024, at 10:00 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/CLMB2024, and at any adjournments or postponements of such meeting, with all powers which the undersigned would possess if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof and matters incident to the conduct of the meeting, to the extent authorized under Rule 14a-4(c) under the Securities Exchange Act of 1934. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL OF THE BOARD’S NOMINEES UNDER PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2, AND NO. 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD, USING THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT – PLEASE VOTE TODAY. Continued and to be signed on reverse side